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                                                                    Exhibit 10.3


                             MELLON BANK CORPORATION
                         PHANTOM STOCK UNIT PLAN (1995)


I. Purpose

The purposes of this Phantom Stock Unit Plan (1995) ("Plan") are to promote the growth and profitability of Mellon Bank Corporation ("Corporation") and its subsidiaries by providing officers and other key executives of the Corporation and its subsidiaries with an incentive to achieve long-term corporate objectives and to increase the mutuality of interests between such officers and key executives and the shareholders of the Corporation.

II. Definitions

The following terms shall have the meanings shown:

2.1 "Board" shall mean the Board of Directors of the Corporation.

2.2 "Change in Control Event" shall mean any of the following events:

         (a) The occurrence with respect to the Corporation of a "control transaction", as such term is defined in Section 2542 of the Pennsylvania Business Corporation Law of 1988, as of August 15, 1989; or

         (b) Approval by the stockholders of the Corporation of (i) any consolidation or merger of the Corporation where either (x) the holders of voting stock of the Corporation immediately before the merger or consolidation will not own more than 50% of the voting shares of the continuing or surviving corporation immediately after such merger or consolidation or (y) the Incumbent Directors immediately before the merger or consolidation will not hold more than 50% (rounded to the next whole person) of the seats on the board of directors of the continuing or surviving corporation, or (ii) any sale, lease or exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Corporation; or

         (c) A change of 25% (rounded to the next whole person) in the membership of the Board of Directors within a 12-month period, unless the election or nomination for election by stockholders of each new director within such period (i) was approved by the vote of 85% (rounded to the next whole person) of the directors then still in office who were in office at the beginning of the 12-month period and (ii) was not as a result of an actual or threatened election with respect to directors or any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board of Directors. As used in this Section 2.2, the term "Incumbent Director" means as of any time a director of the Corporation (x) who has been a


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member of the Board of Directors continuously for at least 12 months or (y)
whose election or nomination as a director within such period met the requirements of clauses (i) and (ii) of the preceding sentence.

2.3 "Committee" shall mean the Human Resources Committee of the Board, or any successor committee.

2.4 "Common Stock" shall mean Common Stock of the Corporation.

2.5 "Deferral Plan" shall mean the Mellon Bank Corporation Elective Deferred Compensation Plan for Senior Officers or any similar or successor plan of the Corporation or a subsidiary then in effect.

2.6 "Fair Market Value" shall mean the mean value between the bid and ask price of the Common Stock as reported by the National Association of Securities Dealers through their Automated Quotation System on the relevant date, or, if no quotations shall have been made on such relevant date, on the next preceding day on which there were quotations. Notwithstanding the foregoing, if the Common Stock is listed on a stock exchange, "Fair Market Value" shall mean the closing price of the Common Stock on the exchange on the relevant date, or, if no sale shall have been made on such exchange on that date, the closing price on the next preceding day on which there was a sale.

2.7 "Unit" shall mean a right granted by the Committee pursuant to Section 4.1 to receive the Fair Market Value of a share of Common Stock as of a specified date or as of the date of occurrence of a specified event, which right may be made conditional upon the occurrence or nonoccurrence of other specified events as herein provided; provided, however, that the amount to be paid under any Unit may be increased or decreased from Fair Market Value on the basis of terms and conditions specified by the Committee at the time of grant.

III. General

3.1 Administration

         (a) The Plan shall be administered by the Committee, each member of which shall at the time of any action under the Plan be a "non-employee director" as then defined under Rule 16b-3 under the Securities Exchange Act of 1934 ("Exchange Act") or any successor rule.

         (b) The Committee shall have the authority in its sole discretion from time to time: (i) to designate the employees eligible to participate in the Plan; (ii) to award Units to eligible employees and to determine the amount of any such award; (iii) to prescribe such terms, conditions, limitations and restrictions, not inconsistent with the Plan, applicable to any such award as the Committee shall deem appropriate; and (iv) to interpret the Plan, to adopt, amend and rescind rules and regulations relating to the Plan, and to make all other determinations and


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take all other action necessary or advisable for the implementation and administration of the Plan. A majority of the Committee shall constitute a quorum, and the action of a majority of the members of the Committee present at any meeting at which a quorum is present, or acts unanimously adopted in writing without the holding of a meeting, shall be the acts of the Committee.

         (c) All such actions shall be final, conclusive and binding upon the participating employee. No member of the Committee shall be liable for any action taken or decision made in good faith relating to the Plan or any award thereunder.

3.2 Eligibility. The Committee may award Units under the Plan to any full-time corporate officer, key executive, administrative or professional employee of the Corporation or any of its subsidiaries.

3.3 Aggregate Limitation on Awards. The aggregate number of Units which may be awarded under the Plan shall not exceed 1,000,000 Units, subject to adjustments pursuant to Sections 5.5 and 5.6. If any Unit is surrendered or forfeited to the Corporation for any reason prior to payment thereof, such Unit shall again be available for award under the Plan.

IV. Units

4.1 Award of Units. The Committee may from time to time, subject to the provisions of the Plan, in its discretion award Units to eligible employees in such amounts as the Committee shall determine to award.

4.2 Award Agreements. The award of any Units shall be evidenced by a written agreement executed by the Corporation and the awardee, stating the number of Units awarded and such other terms and conditions of the award as the Committee may from time to time determine.

4.3 Optional Terms and Conditions of Units. To the extent not inconsistent with the Plan, the Committee may prescribe such terms and conditions applicable to any award of Units as it may in its discretion determine.

4.4 Standard Terms and Conditions of Units. Unless otherwise determined by the Committee pursuant to Section 4.3, each award of Units shall be made on the following terms and conditions, in addition to such other terms, conditions, limitations and restrictions as the Committee, in its discretion, may determine to prescribe:

         (a) Payment Date. The date on which each Unit shall mature and become payable ("Payment Date") shall be the earlier of:

                  (i) the third anniversary of the date of the award; or


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                  (ii) the date of termination of the awardee's employment with the Corporation or a subsidiary if, and only if, such termination is by reason of the awardee's death, disability (covered by a disability plan of the Corporation or a subsidiary then in effect) or retirement with the consent of the Corporation or a subsidiary; or

                  (iii) the date of termination of the awardee's employment with the Corporation or a subsidiary if, and only if, such termination results solely from a displacement, as determined in accordance with the Mellon Employee Displacement Program or any successor practice of the Corporation; or

                  (iv) the date of any Change in Control Event, as determined by the Committee.

As promptly as practicable after the Payment Date, the Corporation or a subsidiary shall either (A) pay to the awardee or his estate in cash an amount equal to the number of Units maturing on that date multiplied by the Fair Market Value on the Payment Date of a share of Common Stock or (B) if so elected by an awardee prior to the time of the award or so determined by the Committee, cause such amount to be credited to the awardee's account under a Deferral Plan.

         (b) Forfeiture of Units. Upon the effective date of a termination of the awardee's employment with the Corporation or a subsidiary for any reason not specified in Section 4.4(a)(ii) or Section 4.4(a)(iii), all Units for which the Payment Date has not occurred shall immediately be forfeited to the Corporation without consideration or further action being required of the Corporation. For purposes of the immediately preceding sentence, the effective date of the awardee's termination shall be the date on which the awardee ceases to perform services as an employee of the Corporation or any of its subsidiaries, without regard to accrued vacation, severance or other benefits or the characterization thereof on the payroll records of the Corporation or any of its subsidiaries.

         (c) Dividend Equivalents. If an award of Units is outstanding as of the record date for determination of the shareholders of the Corporation entitled to receive a cash dividend on its outstanding shares of Common Stock, the Corporation or a subsidiary shall pay to the awardee on or as promptly as practical following the payment date thereof, an amount in cash equal to the per share amount of such dividend multiplied by the number of Units held by the awardee.

4.5 Transfer Restriction. No Unit shall be assignable or transferable by an awardee other than by will, or if the awardee dies intestate, by the laws of descent and distribution of the state of domicile of the awardee at the time of death. All Units shall be payable during the lifetime of the awardee only to the awardee or to the awardee's account under a Deferral Plan.

V. Miscellaneous

5.1 Withholding Taxes. Any payments made to an awardee may be net of an amount sufficient to satisfy any federal, state, local or other withholding tax requirements.




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5.2 No Right to Employment. Nothing in the Plan or in any agreement entered into pursuant to the Plan shall confer upon any awardee the right to continue in the employment of the Corporation or a subsidiary or affect any right which the Corporation or a subsidiary may have to terminate the employment of such awardee.

5.3 Non-Uniform Determinations. The Committee's determinations under the Plan (including without limitation its determinations of the persons to receive awards, the amount and timing of such awards and the terms and provisions of such awards) need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, awards under the Plan, whether or not such persons are similarly situated.

5.4 No Rights as Shareholders. Recipients of awards under the Plan shall have no rights as shareholders of the Corporation with respect thereto.

5.5 Adjustments of Stock. In the event of any change or changes in the outstanding Common Stock aggregating at least 5%, the Committee may in its discretion appropriately adjust the number of Units which may be awarded under the Plan, the number of Units subject to awards outstanding under the Plan and any and all other matters deemed appropriate by the Committee.

5.6 Reorganization. In the event that the outstanding Common Stock shall be changed in number, class or character by reason of any split-up, change of par value, stock dividend, combination or reclassification of shares, merger, consolidation or other corporate change, or shall be changed in value by reason of any spin-off, dividend in partial liquidation or other special distribution, the Committee shall make such changes as it may deem equitable in outstanding Units awarded pursuant to the Plan and the number and character of Units available for future awards.

5.7 Amendment or Termination of the Plan. The Committee or the Board may at any time terminate the Plan and may from time to time amend the Plan as it may deem advisable. The termination or amendment of the Plan shall not, without the consent of the awardee, affect such awardee's rights under an award previously granted.


May 1999